                                                           Exhbit 99.1
[Graphic Omited]
NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 27, 2005
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Earnings
Third Quarter Earnings Per Share up 10%

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today announced third quarter 2005 net income of $5.8 million, an increase of 9 percent from the $5.3 million reported for the third quarter of 2004. On a per diluted share basis, the Corporation earned 43 cents for the third quarter of 2005, up 4 cents, or 10%, from the 39 cents earned for the same quarter in 2004.

Net income for the nine months ended September 30, 2005 amounted to $16.9 million, an increase of 10 percent from the $15.3 million reported for the same period a year ago. On a per diluted share basis, earnings for the nine months ended September 30, 2005 were $1.24, up 11 cents from the $1.13 for the first nine months of 2004.

As previously reported, Washington Trust completed its acquisition of Weston Financial Group, Inc. (“Weston”) on August 31, 2005. Washington Trust financed the acquisition of Weston through the issuance of $22.7 million of junior subordinated debentures to newly-formed special purpose finance entities. Third quarter 2005 financial results include the operations of Weston for the period subsequent to August 31, 2005. In addition, one-time expenses associated with the acquisition equivalent to 3 cents per share were incurred in third quarter 2005.

“Washington Trust had an exceptional quarter,” stated John C. Warren, Washington Trust Chairman and Chief Executive Officer, “Highlighted by record earnings and earnings per share.” He continued, “A major highlight of the quarter was the acquisition of Weston Financial Group, which helped revenues from wealth management and trust increase 26 percent over the third quarter of 2004. Our Wealth Management assets under administration now stand at $3.2 billion.” Warren added, “We also had good balance sheet growth, particularly in our loan portfolio, which has increased by 12 percent since the end of 2004.”

-M O R E-

Washington Trust
Page Two, October 27, 2005

Net interest income for the third quarter of 2005 increased $1.5 million, or 11 percent, compared to the third quarter a year ago. This increase in net interest income was primarily due to increased volume of interest-earning assets and the impact of interest rate increases on earning asset yields. Included in net interest income in the third quarters of 2005 and 2004 were loan prepayment and other fees totaling $288 thousand and $82 thousand, respectively. The net interest margin for the three months ended September 30, 2005 amounted to 2.78%, compared to 2.76% in the second quarter of 2005, and 2.69% in the third quarter of 2004. The contribution of loan prepayment and other fees to the net interest margin was 5 basis points in the third quarter of 2005, 3 basis points in the second quarter of 2005 and 2 basis points in the third quarter of 2004. In connection with a portion of the loan prepayment fees received in the third quarter of 2005, a corresponding debt prepayment penalty expense of $129 thousand was incurred due to the payoff of a match-funded FHLB advance. The debt prepayment penalty expense was included in other noninterest expenses in the third quarter of 2005.

Excluding net realized gains and losses on securities, noninterest income for the third quarter of 2005 increased $1.4 million, or 20 percent, over the same quarter a year ago, largely due to higher revenues from wealth management and trust services. Revenue from wealth management and trust services represented 49% of noninterest income (excluding net realized gains and losses on securities) for the third quarter of 2005. This revenue increased $848 thousand, or 26 percent, over the third quarter of 2004 primarily due to the acquisition of Weston, which was completed on August 31, 2005. This revenue is largely dependent on the value of assets under administration and is closely tied to the performance of the financial markets. Assets under administration totaled $3.219 billion at September 30, 2005 and included $1.348 billion attributable to Weston. Assets under administration were $1.837 billion at September 30, 2004.

Noninterest expenses for the third quarter of 2005 increased 13 percent over the third quarter a year ago. Included in noninterest expenses in the third quarter of 2005 were direct acquisition and acquisition related costs amounting to $605 thousand ($440 thousand, after tax), which accounted for approximately 4 percent of the quarter-to-quarter increase. Acquisition related costs included costs incurred in connection with management changes, organization costs related to the establishment of the trust preferred entities, acquisition related accounting and legal costs and other charges. Excluding the acquisition related costs and debt prepayment penalty expense, noninterest expenses for the third quarter of 2005 grew 8 percent over the same quarter last year. Growth in noninterest expenses was principally due to operating expenses of the newly acquired entity, increases in compensation and benefit costs, and higher audit and other costs associated with the requirements of Section 404 of the Sarbanes-Oxley Act.

- M O R E -

Washington Trust
Page Three, October 27, 2005

In the first nine months of 2005, Washington Trust’s loan portfolio increased $146.4 million, or 12 percent, to $1.396 billion at September 30, 2005. Residential real estate loans grew $71.3 million, or 14 percent, during the nine months of 2005, including an increase of $24.2 million in purchased residential mortgages. Consumer loans increased $28.1 million, or 12 percent, in the first nine months of 2005, due primarily to growth in home equity lines and loans. Commercial loans, including commercial real estate and construction loans, grew $47.1 million, or 9 percent, from the balance at December 31, 2004.

Total securities at September 30, 2005 declined $107.9 million in the first nine months of 2005. The flattening of the yield curve has made reinvestment of maturing balances relatively unattractive during this period.

Total deposits amounted to $1.610 billion at September 30, 2005, up $152.4 million, or 10 percent, from the balance at December 31, 2004, with the largest increase in certificates of deposit. During the first nine months of 2005, the Corporation reduced its Federal Home Loan Bank advance borrowing position by $94.8 million, primarily in connection with the reduction of the securities portfolio.

Asset quality, as measured by the level of nonperforming assets, continues to be strong in 2005. Nonperforming assets (nonaccrual loans and property acquired through foreclosure) declined during the first nine months of 2005 and were below December 31, 2004 and September 30, 2004 levels. Nonperforming assets totaled $1.9 million, or .08% of total assets, at September 30, 2005.

The allowance for loan losses was $17.6 million, or 1.26% of total loans, at September 30, 2005, compared to $16.8 million, or 1.34%, at December 31, 2004. The Corporation’s loan loss provision amounted to $300 thousand for the third quarter of 2005 and $900 thousand for the first nine months of 2005. Comparable amounts for the prior year totaled $120 thousand for third quarter 2004 and $360 thousand for the nine months ended September 30, 2004. The increase in the Corporation’s loan loss provision was in response to growth in the loan portfolio.

Total shareholders’ equity amounted to $157.3 million at September 30, 2005, compared to $151.9 million at December 31, 2004. Book value per share as of September 30, 2005 and December 31, 2004 amounted to $11.78 and $11.44, respectively.

- M O R E -

Washington Trust
Page Four, October 27, 2005

Washington Trust Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Thursday, October 27, at 4:30 p.m. (Eastern Time) to discuss the Corporation’s third quarter results. Access to the call is available in a listen-only mode on Washington Trust’s web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut. Washington Trust Bancorp, Inc.’s common stock trades on The Nasdaq Stock Market® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

# # #
This report contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation’s actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

	Three Months Ended
	Sep. 30,	Sep. 30,	Jun. 30,
(Dollars and shares in thousands, except per share amounts)	2005	2004	2005

Operating Results
Net interest income	$15,360	$13,882	$14,972
Provision for loan losses	300	120	300
Net realized gains (losses) on securities	17	101	3
Other noninterest income	8,357	6,966	6,991
Noninterest expenses	14,810	13,054	13,373
Income tax expense	2,802	2,442	2,654
Net income	5,822	5,333	5,639

Per Share
Basic earnings	$0.44	$0.40	$0.42
Diluted earnings	$0.43	$0.39	$0.41
Dividends declared	$0.18	$0.17	$0.18

Weighted Average Shares Outstanding
Basic	13,330.3	13,235.7	13,296.0
Diluted	13,641.9	13,514.0	13,592.3

Key Ratios
Return on average assets	0.98%	0.96%	0.97%
Return on average equity	14.75%	14.70%	14.58%
Interest rate spread (taxable equivalent basis)	2.46%	2.40%	2.48%
Net interest margin (taxable equivalent basis)	2.78%	2.69%	2.76%

Allowance for Loan Losses
Balance at beginning of period	$17,442	$16,208	$17,058
Provision charged to earnings	300	120	300
Reclassification of allowance on off-balance sheet exposures	(250)	-	-
Net (charge-offs) recoveries	122	299	84

Balance at end of period	$17,614	$16,627	$17,442

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

	Nine Months Ended
	Sep. 30,	Sep. 30,
(Dollars and shares in thousands, except per share amounts)	2005	2004

Operating Results
Net interest income	$44,953	$40,057
Provision for loan losses	900	360
Net realized gains (losses) on securities	20	(139)
Other noninterest income	21,427	20,070
Noninterest expenses	40,627	37,279
Income tax expense	8,002	7,018
Net income	16,871	15,331

Per Share
Basic earnings	$1.27	$1.16
Diluted earnings	$1.24	$1.13
Dividends declared	$0.54	$0.51

Weighted Average Shares Outstanding
Basic	13,303.2	13,217.1
Diluted	13,615.8	13,520.1

Key Ratios
Return on average assets	0.96%	0.97%
Return on average equity	14.51%	14.35%
Interest rate spread (taxable equivalent basis)	2.48%	2.50%
Net interest margin (taxable equivalent basis)	2.77%	2.76%

Allowance for Loan Losses
Balance at beginning of period	$16,771	$15,914
Provision charged to earnings	900	360
Reclassification of allowance on off-balance sheet exposures	(250)	-
Net (charge-offs) recoveries	193	353

Balance at end of period	$17,614	$16,627

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

	Sep. 30,	Dec. 31,	Sep. 30,
(Dollars and shares in thousands, except per share amounts)	2005	2004	2004

Period-End Balance Sheet
Assets	$2,403,161	$2,307,820	$2,280,115
Total securities	782,207	890,058	899,678
Loans:
Commercial and other:
Mortgages	285,450	266,670	253,327
Construction and development	33,862	29,263	22,504
Other	235,457	211,778	206,559
Total commercial and other	554,769	507,711	482,390

Residential real estate:
Mortgages	568,675	494,720	476,705
Homeowner construction	16,302	18,975	21,154
Total residential real estate	584,977	513,695	497,859

Consumer:
Home equity lines	163,727	155,001	146,291
Other	92,639	73,269	70,932
Total consumer	256,366	228,270	217,223

Total loans	1,396,112	1,249,676	1,197,472

Deposits:
Demand deposits	216,061	189,588	215,685
NOW accounts	186,615	174,727	162,422
Money market accounts	219,982	196,775	218.793
Savings accounts	227,834	251,920	259,062
Time deposits	759,746	644,875	613,036

Total deposits	1,610,238	1,457,885	1,468,998

Brokered deposits included in time deposits	172,598	169,587	169,795
Federal Home Loan Bank advances	577,936	672,748	639,835
Shareholders’ equity	157,251	151,852	148,402

Capital Ratios
Tier 1 risk-based capital	8.82%	9.15%	9.09%
Total risk-based capital	10.31%	10.72%	10.63%
Tier 1 leverage ratio	5.32%	5.35%	5.34%

Share Information
Shares outstanding at end of period	13,347.0	13,269.4	13,247.7
Book value per share	$11.78	$11.44	$11.20
Tangible book value per share	$7.68	$9.64	$9.39
Market value per share	$27.19	$29.31	$26.15

Credit Quality
Nonaccrual loans	$1,873	$4,731	$5,163
Other real estate owned, net	-	4	-
Nonperforming assets to total assets	0.08%	0.21%	0.23%
Nonaccrual loans to total loans	0.13%	0.38%	0.43%
Allowance for loan losses to nonaccrual loans	940.42%	354.49%	322.04%
Allowance for loan losses to total loans	1.26%	1.34%	1.39%

Assets Under Administration
Market value	$3,219,011	$1,870,510	$1,837,302

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED CONDENSED BALANCE SHEETS
	(Unaudited)
(Dollars in thousands)	September 30,	December 31,
	2005	2004
Assets:
Cash and due from banks	$66,206	$34,801
Federal funds sold and other short-term investments	8,657	17,280
Mortgage loans held for sale	2,241	1,095
Securities:
Available for sale, at fair value; amortized cost $610,263 in 2005 and $724,209 in 2004	613,097	735,666
Held to maturity, at cost; fair value $167,890 in 2005 and $156,270 in 2004	169,110	154,392
Total securities	782,207	890,058

Federal Home Loan Bank stock, at cost	34,966	34,373

Loans:
Commercial and other	554,769	507,711
Residential real estate	584,977	513,695
Consumer	256,366	228,270
Total loans	1,396,112	1,249,676
Less allowance for loan losses	17,614	16,771
Net loans	1,378,498	1,232,905

Premises and equipment, net	23,942	24,248
Accrued interest receivable	10,284	9,367
Investment in bank-owned life insurance	30,083	29,249
Goodwill and identifiable intangible assets	54,808	23,900
Other assets	11,269	10,544

Total assets	$2,403,161	$2,307,820

Liabilities:
Deposits:
Demand deposits	$216,061	$189,588
NOW accounts	186,615	174,727
Money market accounts	219,982	196,775
Savings accounts	227,834	251,920
Time deposits	759,746	644,875
Total deposits	1,610,238	1,457,885

Dividends payable	2,404	2,257
Federal Home Loan Bank advances	577,936	672,748
Junior subordinated debentures	22,681	-
Other borrowings	8,768	3,417
Accrued expenses and other liabilities	23,883	19,661

Total liabilities	2,245,910	2,155,968

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30 million shares;
issued 13,356,053 shares in 2005 and 13,278,685 in 2004	835	830
Paid-in capital	33,293	31,718
Retained earnings	122,990	113,314
Unearned stock-based compensation	(1,012)	(737)
Accumulated other comprehensive income	1,354	6,937
Treasury stock, at cost; 9,033 shares in 2005 and 9,309 in 2004	(209)	(210)

Total shareholders’ equity	157,251	151,852

Total liabilities and shareholders’ equity	$2,403,161	$2,307,820

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(Unaudited)
	Three Months		Nine Months
Periods ended September 30,	2005	2004	2005	2004
Interest income:
Interest and fees on loans	$20,418	$15,762	$57,339	$43,690
Interest on securities	8,306	8,742	25,414	25,104
Dividends on corporate stock and Federal Home Loan Bank stock	594	562	1,838	1,542
Interest on federal funds sold and other short-term investments	187	47	321	87
Total interest income	29,505	25,113	84,912	70,423

Interest expense:
Deposits	8,241	5,936	22,800	15,707
Federal Home Loan Bank advances	5,741	5,281	16,960	14,615
Junior subordinated debentures	124	-	124	-
Other	39	14	75	44
Total interest expense	14,145	11,231	39,959	30,366

Net interest income	15,360	13,882	44,953	40,057
Provision for loan losses	300	120	900	360
Net interest income after provision for loan losses	15,060	13,762	44,053	39,697

Noninterest income:
Wealth management and trust services	4,066	3,218	10,764	9,593
Service charges on deposit accounts	1,158	1,066	3,337	3,428
Merchant processing fees	1,932	1,643	4,047	3,335
Net gains on loan sales	415	348	1,320	1,257
Net realized gains (losses) on securities	17	101	20	(139)
Income from bank-owned life insurance	282	293	833	887
Other income	504	398	1,126	1,570
Total noninterest income	8,374	7,067	21,447	19,931

Noninterest expense:
Salaries and employee benefits	8,194	7,439	23,103	21,634
Net occupancy	828	770	2,483	2,382
Equipment	832	837	2,583	2,395
Merchant processing costs	1,623	1,398	3,357	2,746
Advertising and promotion	460	429	1,496	1,433
Outsourced services	406	357	1,263	1,200
Legal, audit and professional fees	513	379	1,425	882
Amortization of intangibles	196	161	442	483
Other	1,758	1,284	4,475	4,124
Total noninterest expense	14,810	13,054	40,627	37,279

Income before income taxes	8,624	7,775	24,873	22,349
Income tax expense	2,802	2,442	8,002	7,018
Net income	$5,822	$5,333	$16,871	$15,331

Weighted average shares outstanding - basic	13,330.3	13,235.7	13,303.2	13,217.1
Weighted average shares outstanding - diluted	13,641.9	13,514.0	13,615.8	13,520.1
Per share information:
Basic earnings per share	$0.44	$0.40	$1.27	$1.16
Diluted earnings per share	$0.43	$0.39	$1.24	$1.13
Cash dividends declared per share	$0.18	$0.17	$0.54	$0.51

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED AVERAGE BALANCE SHEETS

	(Unaudited)
Three months ended September 30,	2005			2004
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Residential real estate loans	$574,344	$7,104	4.91%	$468,212	$5,867	4.99%
Commercial and other loans	539,145	9,684	7.13%	471,164	7,531	6.36%
Consumer loans	251,540	3,677	5.80%	209,615	2,408	4.57%
Total loans	1,365,029	20,465	5.95%	1,148,991	15,806	5.47%
Federal funds sold and
other short-term investments	22,562	186	3.27%	16,206	46	1.13%
Taxable debt securities	764,617	8,084	4.19%	855,908	8,578	3.99%
Nontaxable debt securities	23,467	341	5.76%	16,402	251	6.08%
Corporate stocks and FHLB stock	49,828	678	5.40%	55,566	677	4.85%
Total securities	860,474	9,289	4.28%	944,082	9,552	4.03%
Total interest-earning assets	2,225,503	29,754	5.30%	2,093,073	25,358	4.82%
Non interest-earning assets	142,845			128,366
Total assets	$2,368,348			$2,221,439
Liabilities and Shareholders’ Equity:
NOW accounts	$180,292	$76	0.17%	$165,206	$86	0.21%
Money market accounts	203,148	1,141	2.23%	184,992	686	1.48%
Savings deposits	229,051	332	0.58%	261,713	408	0.62%
Time deposits	741,127	6,692	3.58%	601,822	4,756	3.14%
FHLB advances	609,050	5,741	3.74%	634,346	5,280	3.31%
Junior subordinated debentures	8,136	124	6.04%	-	-	-%
Other	3,513	40	4.55%	1,878	15	3.24%
Total interest-bearing liabilities	1,974,317	14,146	2.84%	1,849,957	11,231	2.42%
Demand deposits	214,256			210,974
Other liabilities	21,936			15,357
Shareholders’ equity	157,839			145,151
Total liabilities and shareholders’ equity	$2,368,348			$2,221,439
Net interest income (FTE)		$15,608			$14,127
Interest rate spread			2.46%			2.40%
Net interest margin			2.78%			2.69%

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED AVERAGE BALANCE SHEETS

	(Unaudited)
Nine months ended September 30,	2005			2004
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Residential real estate loans	$554,771	$20,498	4.94%	$430,002	$16,377	5.09%
Commercial and other loans	523,242	27,032	6.91%	439,482	21,126	6.42%
Consumer loans	242,084	9,945	5.49%	190,979	6,306	4.41%
Total loans	1,320,097	57,475	5.82%	1,060,463	43,809	5.52%
Federal funds sold and
other short-term investments	15,127	322	2.83%	12,824	87	0.90%
Taxable debt securities	799,620	24,803	4.15%	831,661	24,626	3.96%
Nontaxable debt securities	21,338	938	5.88%	15,588	734	6.29%
Corporate stocks and FHLB stock	51,386	2,121	5.52%	55,481	1,882	4.53%
Total securities	887,471	28,184	4.25%	915,554	27,329	3.99%
Total interest-earning assets	2,207,568	85,659	5.19%	1,976,017	71,138	4.81%
Non interest-earning assets	132,209			124,932
Total assets	$2,339,777			$2,100,949
Liabilities and Shareholders’ Equity:
NOW accounts	$177,201	$231	0.17%	$159,323	$258	0.22%
Money market accounts	195,585	2,900	1.98%	134,015	1,358	1.35%
Savings deposits	239,794	1,081	0.60%	257,822	1,187	0.61%
Time deposits	721,502	18,588	3.44%	558,365	12,903	3.09%
FHLB advances	631,831	16,960	3.59%	641,422	14,615	3.04%
Junior subordinated debentures	2,742	124	6.06%	-	-	-%
Other	2,311	76	4.37%	2,012	45	3.00%
Total interest-bearing liabilities	1,970,966	39,960	2.71%	1,752,959	30,366	2.31%
Demand deposits	195,451			190,797
Other liabilities	18,366			14,764
Shareholders’ equity	154,994			142,429
Total liabilities and shareholders’ equity	$2,339,777			$2,100,949
Net interest income (FTE)		$45,699			$40,772
Interest rate spread			2.48%			2.50%
Net interest margin			2.77%			2.76%